As filed with the Securities and Exchange Commission on January 29, 2019

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT NO. 333-202441

UNDER

THE SECURITIES ACT OF 1933

ATLAS ENERGY GROUP, LLC

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1311	45-3741247
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Atlas Energy Group, LLC 2015 Long-Term Incentive Plan

(Full title of the plan)

425 Houston Street, Suite 300 Fort Worth, TX 76102 (412) 489-0006	Jeffrey M. Slotterback 425 Houston Street, Suite 300 Fort Worth, TX 76102 (412) 489-0006
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 No. 333-202441 filed on March 2, 2015 (the “Registration Statement”) with the Securities and Exchange Commission by Atlas Energy Group, LLC, a Delaware limited liability company (the “Company”), registering 5,250,000 common units of the Company issuable pursuant to awards granted under the Company’s 2015 Long-Term Incentive Plan (the “Plan”). The Company is no longer issuing securities under the Plan, and the Company hereby terminates all offerings under the Plan. In accordance with the undertakings made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of such offering, the Company hereby removes from registration by means of this Post-Effective Amendment No. 1 all of such securities registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fort Worth, Texas on January 29, 2019.

ATLAS ENERGY GROUP, LLC

By:	/s/ Jeffrey M. Slotterback
Name: Jeffrey M. Slotterback
Title: Chief Financial Officer

No other person is required to sign this Post-Effective Amendment No. 1 in reliance upon Rule 478 under the Securities Act of 1933, as amended.